As filed with the Securities and Exchange Commission on December 26, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IRON HORSE ACQUISITIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	85-1783294
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Iron Horse Acquisitions Corp.

P.O. Box 2506

Toluca Lake, California 91610
Telephone: (310) 290-5383
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jose Antonio Bengochea, Chief Executive Officer

P.O. Box 2506

Toluca Lake, California 91610
Telephone: (310) 290-5383
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason C. Harmon Kenneth C. Winterbottom IV Zarren Law Group, LLC 8 Park Center Court, Suite 100 Baltimore, Maryland 21117 Telephone: (410) 457-3453	Mitchell S. Nussbaum David J. Levine Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4159

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Statement on Form S-1 (File No. 333-275076)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of an additional 100,000 units of Iron Horse Acquisitions Corp., a Delaware corporation (the “Registrant”), each consisting of one share of common stock, par value $0.0001 per share, one warrant, and one right to one-fifth (1/5) of one share of common stock, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. Each warrant will become exercisable 30 days after the completion of an initial business combination and will expire on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-275076) (the “Prior Registration Statement”), initially filed by the Registrant on October 19, 2023 and declared effective by the Securities and Exchange Commission on December 26, 2023. The required opinions of counsel and related consents and accountant’s consent are listed on the exhibit index attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference herein and deemed part of this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.	Description
5.1	Opinion of Zarren Law Group, LLC.
23.1	Consent of MaloneBailey, LLP.
23.2	Consent of Zarren Law Group, LLC (included in Exhibit 5.1).
24	Power of Attorney (included on signature page of this Registration Statement).
107	Registration fee table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 26th day of December, 2023.

IRON HORSE ACQUISITIONS CORP.

By:	/s/ Jose Bengochea
Name:	Jose A. Bengochea
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jose Bengochea	Chief Executive Officer	December 26, 2023
Jose Bengochea	(Principal Executive Officer) and Director

/s/ Jane Waxman	Chief Financial Officer and Director	December 26, 2023
Jane Waxman	(Principal Financial and Accounting Officer)

/s/ Brian Turner	Chairman of the Board	December 26, 2023
Brian Turner

/s/ William Caragol	Chief Operating Officer	December 26, 2023
William Caragol

/s/ Scott Morris	Director	December 26, 2023
Scott Morris

/s/ Lisa Harrington	Director	December 26, 2023
Lisa Harrington

/s/ Ken Hertz	Director	December 26, 2023
Ken Hertz